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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in Amendment No. 1 to this registration statement on Form S-1 of our report which includes an explanatory paragraph addressing certain costs and expenses presented in the financial statements which represent allocations and management's estimates of the costs of services provided by Millipore Corporation, dated February 10, 1995, on our audits of the financial statements of the Waters Chromatography Division of Millipore Corporation (the "Predecessor"). We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts

May 8, 1996